 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

ATLANTIC CAPITAL BANCSHARES, INC.

Georgia	001-37615	20-5728270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road NE, Suite 1600
Atlanta, Georgia 30305
(Address of principal executive offices)
(zip code)

(404) 995-6050
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 18, 2016, Atlantic Capital Bancshares, Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia (the “Annual Meeting”). There were 24,425,546 shares of common stock eligible to be voted at the Annual Meeting, and 21,500,213 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting. The following matters, which are described in more detail in the Proxy Statement, were voted upon and approved by the Company’s shareholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company’s shareholders approved the slate of directors consisting of thirteen members to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, based on the following final voting results:

Director	For	Withheld	Broker Non-Votes
Walter M. Deriso, Jr.	19,558,297	23	1,941,893
Henchy R. Enden	19,558,297	23	1,941,893
John N. Foy	19,558,297	23	1,941,893
Douglas J. Hertz	19,558,297	23	1,941,893
Adam G. Hurwich	19,558,297	23	1,941,893
Brian D. Jones	19,558,297	23	1,941,893
D. Michael Kramer	19,554,627	3,693	1,941,893
Stephen A. Levey	19,558,297	23	1,941,893
Larry D. Mauldin	19,554,603	3,717	1,941,893
R. Charles Shufeldt	19,558,297	23	1,941,893
Lizanne Thomas	19,548,296	10,024	1,941,893
Douglas L. Williams	19,558,297	23	1,941,893
Marietta Edmunds Zakas	19,558,320	0	1,941,893

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2016, based on the following final voting results:

For	Against	Abstentions	Broker Non-Votes
21,436,061	59,141	5,011	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Date: May 19, 2016	By:	/s/ Patrick T. Oakes
		Name:	Patrick T. Oakes
		Title:	Executive Vice President and Chief Financial Officer